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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 8, 2006 accompanying the consolidated financial statements of the Penn Mutual Life Insurance Company, and to the use of our report dated April 17, 2006 accompanying the financial statements of Penn Mutual Variable Life Account I in the Post-Effective Amendment No. 17 to the Registration Statement No. 33-87276 on form N-6 and the related prospectus of Penn Mutual Variable Life Account I.



/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
April 28, 2006